Consent of Independent Accountants


We hereby consent to the incorporation by reference of our report dated February 24, 1998, appearing on page 44 of this Annual Report on Form 10-K, in (i) the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-48475) relating to The Consolidated Edison Discount Stock Purchase Plan,
(ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No.333-45745) relating to $540 million principal amount of unsecured debt securities of Consolidated Edison Company of New York, Inc., (iii) the Prospectus, dated March 14, 1996, as amended by the prospectus supplement dated January 2, 1998, and the Prospectus, dated November 23, 1993, as amended by prospectus supplements dated March 14, 1996 and January 2, 1998, constituting part of the Registration Statement on Form S-3 (No.333-01717-99) relating to the Consolidated Edison, Inc. Automatic Dividend Reinvestment and Cash Payment Plan, and (iv) the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-04463-99) relating to the Consolidated Edison, Inc. 1996 Stock Option Plan.





PRICE WATERHOUSE LLP

New York, New York
March 26, 1998